Exhibit (d)(3)

NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST
MANAGEMENT AGREEMENT
SCHEDULE A

Portfolios	Date Added to Agreement
Balanced Portfolio	November 3, 2003
Fasciano Portfolio	November 3, 2003
Focus Portfolio	November 3, 2003
Growth Portfolio	November 3, 2003
Guardian Portfolio	November 3, 2003
International Portfolio	November 3, 2003
Limited Maturity Bond Portfolio	November 3, 2003
Mid-Cap Growth Portfolio	November 3, 2003
Partners Portfolio	November 3, 2003
Real Estate Portfolio	November 3, 2003
Regency Portfolio	November 3, 2003
Socially Responsive Portfolio	November 3, 2003
High Income Bond Portfolio	June 10, 2004

NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST
|MANAGEMENT AGREEMENT

SCHEDULE B

Compensation pursuant to Paragraph 3 of the Neuberger Berman Advisers Management Trust Management Agreement shall be calculated in accordance with the following schedules:

Balanced Portfolio
Focus Portfolio
Growth Portfolio
Guardian Portfolio
Mid-Cap Growth Portfolio
Partners Portfolio
Regency Portfolio
Socially Responsive Portfolio

0.55% on the first $250 million of average daily net assets
0.525% on the next $250 million of average daily net assets
0.50% on the next $250 million of average daily net assets
0.475% on the next $250 million of average daily net assets
0.45% on the next $500 million of average daily net assets
0.425% on the next $2.5 billion of average daily net assets
0.40% on average daily net assets in excess of $4 billion

Fasciano Portfolio

0.85% on the first $500 million of average daily net assets
0.825% on the next $500 million of average daily net assets
0.80% on the next $500 million of average daily net assets
0.775% on the next $500 million of average daily net assets
0.75% on the next $500 million of average daily net assets
0.725% on average daily net assets in excess of $2.5 billion

International Portfolio

0.85% on the first $250 million of average daily net assets
0.825% on the next $250 million of average daily net assets
0.80% on the next $250 million of average daily net assets
0.775% on the next $250 million of average daily net assets
0.75% on the next $500 million of average daily net assets
0.725% on the next $1 billion of average daily net assets
0.70% on average daily net assets in excess of $2.5 billion

Limited Maturity Bond Portfolio

0.25% on the first $500 million of average daily net assets
0.225% on the next $500 million of average daily net assets
0.20% on the next $500 million of average daily net assets
0.175% on the next $500 million of average daily net assets
0.15% on average daily net assets in excess of $2 billion

Real Estate Portfolio

0.85% of average daily net assets

High Income Bond Portfolio

Dated: June 10, 2004